SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) April 24, 1996

                                TOSCO CORPORATION
             (Exact name of registrant as specified in its charter)

             Nevada                      1-7910                    95-1865716
(State or other jurisdiction          (Commission                (IRS Employer
    of incorporation)                  File Number)               ID Number)

  72 Cummings Point Road, Stamford, CT                              06902
(Address of principal executive offices)                          (Zip Code)

Registrant's Telephone Number,
including area code:                                             203-977-1000

          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events

     Pursuant to an Agreement and Plan of Merger dated as of February 16, 1996 (the "Merger Agreement"), among Tosco Corporation ("Tosco"), Tosco Acquisition Sub, Inc. ("Tosco Acquisition Sub"), and The Circle K Corporation ("Circle K"), Tosco Acquisition Sub, a wholly-owned subsidiary of Tosco, will be merged with and into Circle K (the "Merger") and each stockholder of Circle K will receive shares of common stock of Tosco ("Tosco Common Stock"). In addition, Tosco entered into an agreement with various stockholders (the "Selling Stockholders") of Circle K (the "Stock Sale Agreement"), to acquire an aggregate of 16,555,852 shares of common stock of Circle K for a combination of cash and shares of Tosco Common Stock. In connection with the Merger and Stock Sale Agreement, various financial statements and pro forma financial statements are being filed as exhibits to this Form.


Item 7. Financial Statements and Exhibits

     The following exhibits are filed with this report:

         Exhibit
         Number

           1. Audited consolidated financial statements of The Circle K Corporation and subsidiaries ("Circle K") as of April 30, 1995 and 1994, and for the year ended April 30, 1995 and for the period July 27, 1993 (date of inception) to April 30, 1994, and the consolidated statements of operations, stockholders' equity and cash flows of Circle K's predecessor and its subsidiaries for the period May 1, 1993 to July 26, 1993 and the year ended April 30, 1993.

           2. Unaudited consolidated financial statements of Circle K as of January 31, 1996 and for the nine months ended January 31, 1996 and January 31, 1995.

           3. Tosco Corporation and Circle K pro forma combined financial statements (unaudited), consisting of pro forma combined balance sheet as of December 31, 1995 and pro forma combined statement of income for the year ended December 31, 1995.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             TOSCO CORPORATION

                                             By:  /s/  WILKES McCLAVE III
                                                -------------------------
                                                Name:  Wilkes McClave III
                                                Title: Vice President and
                                                        General Counsel

Dated:  April 24, 1996

                                       -3-